     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  REMEC, INC.

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                         3812                  95-3814301
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                   Classified Code Number)       Identification
Incorporation or organization)                                        No.)

       9404 CHESAPEAKE DRIVE, SAN DIEGO, CALIFORNIA 92123, (619) 560-1301

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            RONALD E. RAGLAND, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
       9404 CHESAPEAKE DRIVE, SAN DIEGO, CALIFORNIA 92123, (619) 560-1301

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                                VICTOR A. HEBERT
                                PAUL H. GREINER
                        Heller Ehrman White & McAuliffe
                           601 South Figueroa Street
                       Los Angeles, California 90017-5758
                                 (213) 689-0200
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS OF                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
              SECURITIES                    AMOUNT TO       AGGREGATE OFFERING  AGGREGATE OFFERING      AMOUNT OF
           TO BE REGISTERED               BE REGISTERED     PRICE PER SHARE(1)       PRICE(1)        REGISTRATION FEE
Common Stock, par value $0.01 per
  share...............................       137,183             $15.3125           $2,100,615             $584

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices of the Registrant's Common Stock on July 26, 1999, as reported on the Nasdaq National Market.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 27, 1999

PROSPECTUS
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 137,183 SHARES

                                     REMEC
                                  COMMON STOCK

                               ------------------

    This Prospectus relates to the public offering of up to 137,183 shares (the "Shares") of Common Stock of REMEC, Inc., which may be offered from time to time by any or all of the shareholders of REMEC named in this Prospectus (the "Selling Shareholders"). The offering is not an underwritten offering. REMEC will receive no part of the proceeds of the offering.

    The right to receive the Shares was originally issued to the Selling Shareholders in a private transaction. In that private transaction, REMEC Canada Incorporated issued dividend access shares to the Selling Shareholders. REMEC Canada is a subsidiary of REMEC. Each dividend access share is convertible into one share of REMEC's Common Stock, subject to adjustment in the event of stock dividends, stock splits, reclassifications and other events. The dividend access shares were issued pursuant to a Share Purchase Agreement (the "Share Purchase Agreement") dated as of September 30, 1997, among Justin Miller, Ph.D., 1256393 Ontario Limited, a corporation incorporated under the laws of Ontario, REMEC Canada, REMEC and certain other parties. The Share Purchase Agreement was entered into in connection with REMEC's acquisition of REMEC Nanowave, Inc. (formerly known as Nanowave Technologies Inc.). REMEC is registering the sale of the Shares by the Selling Shareholders in accordance with to the Share Purchase Agreement.

    REMEC's Common Stock trades on the Nasdaq National Market under the trading symbol "REMC." On July 26, 1999, the last reported sale price of the Common Stock on the Nasdaq National Market was $15 1/4 per share.

                            ------------------------

    INVESTING IN REMEC'S COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is       , 1999

                           FORWARD LOOKING STATEMENTS

    The statements in this Prospectus and the documents incorporated herein by reference that relate to future plans, events or performance are forward-looking statements. REMEC's future operations, financial performance, business and share price may be affected by a number of factors, including the factors listed below, any of which could cause actual results to vary materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. REMEC undertakes no obligation, other than as required under the Securities Act of 1933 or the Securities Exchange Act of 1934, to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

    This Prospectus contains forward-looking statements that involve risks and uncertainties. REMEC's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and uncertainties, including risks relating to: (a) the integration by REMEC of companies acquired by REMEC; (c) the business of REMEC, including risks relating to the timing and magnitude of sales, the timing and scope of technological advances and the overall condition of the wireless telecommunications industry; and (d) other matters set forth in this section and elsewhere in this Prospectus and in the documents incorporated in this Prospectus by reference. In addition to the other information in this Prospectus, the following risk factors should be considered carefully.

GENERAL RISKS RELATING TO REMEC'S BUSINESS

DEPENDENCE ON EXPANSION INTO THE COMMERCIAL WIRELESS TELECOMMUNICATIONS MARKET
  COULD RESULT IN FLUCTUATIONS IN REVENUE

    The commercial markets for REMEC's products could fail to grow, or could grow more slowly than anticipated. Lack of growth or slow growth could materially adversely affect REMEC's business, financial condition and results of operations.

    Historically, REMEC's business focused almost exclusively on making wireless telecommunication products for the national defense industry. In recent years, REMEC increased its business in the commercial (non-defense) wireless telecommunications market. REMEC believes that its future growth depends on its continued success in the commercial market.

    Some of the commercial markets in which REMEC sells products have only recently begun to develop. Because these markets are relatively new, it is difficult to predict the rate at which these markets will grow, if at all. Existing or potential applications for REMEC's products may fail to develop or may erode for many different reasons. These reasons include:

    - insufficient economic growth to support expensive infrastructure equipment;

    - insufficient consumer demand for wireless products or services because of pricing or otherwise; or

    - real or perceived security risks associated with wireless communications, such as eavesdropping.

DEPENDENCE ON DEFENSE MARKET MAY RESULT IN LIMITED GROWTH IN REVENUES

    REMEC makes a substantial portion of its sales to the United States defense market. As a result, lower defense spending by the US government could materially adversely impact REMEC's business. Lower defense spending by the US government might occur because of defense budget cuts, general budget cuts or other causes. The US recently has reduced its defense budget and may further reduce it.

In addition, the US has reduced the number of newly initiated defense industry production programs. In the existing defense programs in which REMEC participates, pricing pressure continues to be exerted on follow-on orders.

    REMEC expects to continue to derive a substantial portion of its revenues from defense programs and to develop microwave products for defense applications. If a significant defense program or contract ends, and REMEC fails to replace sales from that program or contract, there could be a material adverse effect on REMEC's business, financial condition and results of operations. In addition, a large portion of REMEC's expenses are fixed and difficult to reduce, thus magnifying the material adverse effect of any shortfall in revenue.

    Defense contracts frequently contain provisions that are not standard in private commercial transactions, such as provisions that permit the cancellation of a contract if funding for a program is reduced or cancelled. For example, the government terminated a large defense program in December 1992 for which REMEC had been supplying in excess of $4.0 million products on an annual basis.

CUSTOMER CONCENTRATION COULD CAUSE MANUFACTURING AND SUPPLY DELAYS

    REMEC derives significant revenues from a limited group of customers. If any significant customer cancels, reduces or delays orders or shipments, as a result of manufacturing or supply difficulties or otherwise, there could be a material adverse effect on REMEC's business, financial condition and results of operations.

    Likewise, if any significant customer is unable to finance its purchases of REMEC's products, there could be a similar material adverse effect. REMEC's customers include the following:

    - Motorola, Inc.;

    - Raytheon Company;

    - P-COM, Inc.;

    - Northrop Grumman Corporation;

    - Digital Microwave Corporation;

    - ITT Industries;

    - Alcatel Network Systems;

    - TRW Inc.;

    - Lockheed Martin Corporation; and

    - STM Wireless, Inc.

    As of January 31, 1999, these customers comprised approximately 57% of REMEC's year to date revenues, with Motorola being the only customer that accounted for more than ten percent of total year to date revenues as of that date. REMEC anticipates that it will continue to sell products to a relatively small group of customers.

CUSTOMER EXCLUSIVITY MAY PREVENT REMEC FROM PURSUING MARKET ACTIVITIES

    REMEC has granted some of its customers exclusivity on certain products, which means that REMEC is only permitted to make the products for them. REMEC expects that in some cases its existing customers and new customers may require REMEC to give them exclusivity on new products that REMEC makes for them. By entering into such exclusive arrangements, REMEC may forego opportunities to supply products to other companies. If REMEC enters into exclusive relationships with customers who prove to be unsuccessful, REMEC's business may be materially adversely affected, and REMEC may be unable to establish relationships with the industry leaders. REMEC can give no assurance that it will be able to establish business relationships with, or negotiate acceptable arrangements with, significant customers. REMEC also can give no assurance that its current or future arrangements with significant customers will continue or will be successful.

MANAGEMENT'S LIMITED ACQUISITION EXPERIENCE MAY SLOW THE INTEGRATION OF ACQUIRED
  COMPANIES

    Any difficulties encountered in the integration of companies REMEC has acquired as a group could have a material adverse impact on REMEC's business, financial condition and results of operations. In April 1999, REMEC acquired Airtech plc, an English corporation ("Airtech"). Airtech is a leading supplier of coverage enhancement products for wireless mobile communications networks. In addition to the acquisition of Airtech, REMEC has acquired the following companies over the last several years:

    - C&S Hybrid, Inc.;

    - Q-bit Corporation;

    - Magnum Microwave Corporation;

    - Radian Technology, Inc.;

    - Verified Technical Corporation; and

    - Nanowave Technologies Inc.

    REMEC's operation as a combined enterprise requires substantial attention from management, which has limited experience in integrating companies the size of REMEC and some of the acquired companies. REMEC can give no assurance that it will successfully complete the integration of these companies or that the consolidated operations of REMEC and its subsidiaries will be profitable. REMEC will face similar risks in the integration of any future acquisitions.

RISKS RELATING TO ACQUISITION AND INTEGRATION OF AIRTECH

    REMEC's acquisition of Airtech poses certain risks and presents certain challenges for management, including the following:

    - INTERNATIONAL ASPECTS OF AIRTECH. Airtech has its corporate offices and principal engineering and manufacturing facility in the United Kingdom, with sales and service offices located in the United States and Malaysia. REMEC has no prior experience integrating a European operation, and there can be no assurance that REMEC will integrate the operations of Airtech successfully. Furthermore, the Airtech acquisition will permit REMEC to use Airtech's Malaysian sales offices to market and distribute REMEC's technology and products into the Asian region. REMEC has limited experience marketing and selling its technology and products into this region and into other similar less developed regions. In these regions, OEMs, suppliers and customers may, on average, present greater credit risks than for companies in the United States and Europe and may also be subject to greater market volatility.

    - REMEC'S ACQUISITION OF AIRTECH COULD WEAKEN AIRTECH'S RELATIONSHIPS WITH CUSTOMERS AND PARTNERS. Certain of Airtech's existing customers or strategic partners may take the opportunity following REMEC's acquisition of Airtech to review their contractual relationships. Such a review could result in delayed or lost sales to either REMEC or Airtech.

    - AIRTECH'S OPERATING LOSSES. For the year ended December 31, 1998, Airtech reported a pre-tax loss of approximately L.9.2 million, equivalent to approximately $15.2 million. REMEC's pre-tax income for the comparable year ended January 31, 1999 was approximately $12.4 million. When the operating results of the two companies were combined on a consolidated basis during this period, the consolidated company reported a pre-tax loss of approximately $2.9 million after UK-US GAAP adjustments. No assurances can be made that the consolidated company will generate income in the future.

EXPANDED PRODUCT LINES AND CUSTOMER BASE COULD CAUSE MANAGEMENT OF GROWTH
  PROBLEMS

    Failure to manage growth could materially adversely affect REMEC's business, financial condition and results of operations. REMEC's business has grown in size and complexity, and REMEC has expanded its product lines and customer base. This growth and expansion has placed significant demands on REMEC's management and operations, and these demands are expected to continue. REMEC's ability to compete effectively and to manage future growth will depend on its ability to implement and improve operating and financial systems on a timely basis. REMEC can give no assurance that it will be able to manage its future growth effectively.

NATURE OF REMEC'S PRODUCTION AND MANUFACTURING PROCESSES MAY CAUSE FLUCTUATIONS
  IN QUARTERLY RESULTS

    REMEC's quarterly results have varied significantly in the past, and will likely to continue to vary significantly, due to a number of factors, including the following:

    - timing, cancellation or rescheduling of customer orders and shipments;

    - the pricing and mix of products sold;

    - introductions of new products;

    - REMEC's ability to obtain components and subassemblies from contract manufacturers and suppliers; and

    - variations in manufacturing efficiencies.

    Any one of these factors could substantially affect REMEC's results of operations for any particular fiscal quarter.

RELIANCE ON DEFENSE DEVELOPMENT CONTRACTS COULD CAUSE FLUCTUATIONS IN QUARTERLY
  RESULTS

    Because of the decline in the number of defense industry production programs, REMEC has entered into more defense industry development contracts as a source of defense revenues. Development contracts are contracts for the development of products, rather than the production of products; they tend to be fixed price contracts giving REMEC lower gross profit margins than production contracts. As a result, REMEC's increased reliance on development contracts has led to an increased quarterly fluctuation in sales and gross profit margins. Accordingly, REMEC's comparative performance from any one fiscal quarter to the next is not necessarily an accurate indicator of the direction of future performance.

ORDER BACKLOG FLUCTUATIONS MAY NOT NECESSARILY INDICATE FUTURE SALES

    REMEC can give no assurance that current order backlog will necessarily lead to sales in any future period. In certain circumstances, customers place purchase orders but request that product be delivered only over a specified period of time as customers' needs may require. At the time a purchase order is placed, REMEC records the entire amount of the purchase order as backlog, even if the customer requests delivery of product against the purchase order over a specified time period. A substantial amount of REMEC's order backlog can be cancelled at any time without penalty. When a cancellation occurs, REMEC sometimes, but not always, can recover its actual committed costs and make a profit on work performed up to the date of cancellation. Cancellations of pending purchase orders of REMEC's customers or termination or reductions of purchase orders could have a material adverse effect on REMEC's business, financial condition and results of operations.

DEPENDENCE ON FIXED-PRICE CONTRACTS MAY INCREASE THE RISKS OF COST OVERRUNS AND
  PRODUCT NON-PERFORMANCE

    In the past, REMEC has experienced cost overruns on defense contracts that are on firm fixed price contracts (FFP). REMEC can give no assurance that cost overruns or problems with the performance or reliability of its products will not occur in the future. Any such cost overruns or performance problems may have a material adverse effect on REMEC's business, financial condition and results of operations. REMEC's customers establish demanding specifications for product performance, reliability and cost. Certain contracts with REMEC's commercial customers and a significant portion of its defense contracts are firm fixed-price contracts. FFP contracts provide for a predetermined fixed price for the products REMEC makes, regardless of the costs it incurs. REMEC has made pricing commitments to P-COM and STM and to other customers based upon REMEC's expectation that it will achieve more cost effective product designs and automate more of its manufacturing operations. A substantial portion of the P-COM backlog involves REMEC's re-design of a substantial portion of specific radio component, which redesign needs to be successful in order for REMEC to realize the P-COM backlog.

    REMEC faces the risk of experiencing cost overruns or order cancellation if it fails to achieve forecasted product design and manufacturing efficiencies or if products cost more to produce than expected. The expense of producing products can rise due to increased cost of materials, components or labor, or other factors. Manufacture of REMEC's products is an extremely complex process.

CERTAIN CUSTOMER RELATIONSHIPS MAY LEAD TO LOSS OF INVESTMENT IN DESIGN AND
  ENGINEERING

    REMEC often makes significant investments in the design and engineering of new products for customers without any commitment by the customer for the future purchase of such products. Failure to receive initial or follow-on orders for such products may have a material adverse effect on REMEC's business, financial condition and results of operations.

INCREASED RELIANCE ON COMMERCIAL MARKET COULD INCREASE THE NECESSITY OF
  IMPLEMENTING HIGH VOLUME MANUFACTURING

    Historically, in the defense market, REMEC has not automated its manufacturing processes as fully as REMEC might have because the volume of product orders was not high enough to make automation cost-effective. Product orders in the commercial market tend to be higher in volume. As a result, as REMEC continues to increase its sales to the commercial market, REMEC will need to increase its manufacturing capacity significantly. Higher volume manufacturing generally requires greater automation in order to be cost-effective. REMEC can give no assurance that it will be able to automate sufficiently in order to fulfill high volume production orders in a cost-effective manner. REMEC also can give no assurance that it will obtain a sufficient amount of high volume orders to absorb the capital costs incurred in increasing its automation.

COMPETITION IN TELECOMMUNICATIONS INDUSTRY MAY INCREASE THE TECHNOLOGICAL
  OBSOLESCENSE OF REMEC'S PRODUCTS AND DECREASE PRODUCT PRICES AND REMEC
  REVENUES

    Technological innovations in the telecommunications industry could significantly reduce the potential market for REMEC's products. Such innovations could include a wireless telephone system using satellites instead of base stations on the ground, or a device that integrates microwave functionality. The markets for REMEC's telecommunication products are extremely competitive and are characterized by rapid technological change. Specifically, new products are generally developed quickly, products can become obsolete over a short period of time, and industry standards are constantly evolving. In addition, price competition is intense and the market prices of products frequently decline after competitors begin making similar products. REMEC believes that to remain competitive in the future it will need to invest significant financial resources in research and development.

    REMEC believes that its primary competitors are the captive manufacturing operations of large wireless telecommunications OEM's (including all of the major telecommunications equipment providers) and defense prime contractors. The OEMs and the defense prime contractors manufacture a substantial majority of the present worldwide production of MFM's. Some of REMEC's current customers and some large manufacturers of microwave transmission equipment could also enter into the market for microwave products and compete directly with REMEC. REMEC also faces some competition from microwave component manufacturers who have capabilities to integrate their components into MFMs.

    REMEC believes that its future success depends largely upon the extent to which the OEMs and defense prime contractors elect to purchase MFMs and components from outside sources such as REMEC. OEMs and defense prime contractors could decide to manufacture these products in-house, rather than outsourcing them, and this would have a material adverse effect on REMEC's business, financial condition and results of operations.

    Many of REMEC's current and potential competitors have substantially greater technical, financial, marketing, distribution and other resources than REMEC does.

    Many of them also have greater name recognition and market acceptance of their products and technologies. REMEC's competitors, or the competitors of its customers, may develop new technologies, enhancements to existing products or new products that offer superior price or performance features. Such new products or technologies could render obsolete REMEC's products or the products of REMEC's customers. For example, in its 1996 fiscal year, the cavity oscillator shipments made by REMEC's subsidiary, Magnum, to Harris Farinon were reduced by $2.3 million due to obsolescence.

CUSTOMER PRESSURE TO REDUCE PRICES MAY CAUSE REDUCTIONS IN REVENUES

    If REMEC is unable to offset declining average selling prices, REMEC's gross profit margins will decline, and such decline will have a material adverse effect on REMEC's business, financial condition and results of operations. Many of REMEC's customers are under continuous pressure to reduce prices and, therefore, REMEC expects to continue to experience pressure from its customers to reduce the prices on its products.

    REMEC's customers frequently negotiate supply arrangements with REMEC well in advance of delivery dates, requiring REMEC to commit to price reductions before it can determine whether it can achieve its assumed cost reductions. To offset declining average sales prices, REMEC believes that it must reduce its manufacturing costs and obtain higher volume orders for products.

ENVIRONMENTAL REGULATIONS AND RISKS MAY INCREASE OPERATION COSTS OR DECREASE
  SALES

    REMEC is subject to a variety of environmental regulations by local, state, federal and foreign governments. These regulations govern the storage, discharge, handling, emission, generation, manufacture and disposal of toxic or other hazardous substances used to manufacture REMEC's products. If REMEC failed to comply with current or future regulations, the following adverse effects could occur:

    - it could be forced to alter manufacturing processes;

    - it could be fined substantial amounts;

    - its production could be suspended; or

    - it would be forced to cease operations.

    The cost of defending such lawsuits or the cost of any judgment against REMEC could have a material adverse effect on REMEC's business, financial condition and results of operations. News reports have asserted that power levels associated with hand held cellular telephones and related infrastructure equipment may pose certain health risks. If wireless telecommunications equipment (or other devices that incorporate REMEC's products) were determined or perceived to create a significant health risk, the market for REMEC's products could be materially adversely affected. This could have a material adverse effect on REMEC's business, financial condition and results of operations. Moreover, if such a health risk were determined or perceived to exist, REMEC might be named as a defendant in product liability lawsuits commenced by individuals alleging that REMEC's products harmed them. REMEC would be required to defend such lawsuits and REMEC might be held liable.

NEW GOVERNMENT REGULATIONS COULD INTERFERE WITH REMEC'S BUSINESS GROWTH

    Certain equipment operators incorporate REMEC's products into wireless telecommunications systems that are regulated domestically by the Federal Communications Commission and internationally by other government agencies. The equipment operators and not REMEC are responsible for compliance with such regulations. However, regulatory changes, including changes in the allocation of available frequency spectra, could materially adversely affect REMEC's business, financial condition and results of operations. For example, regulatory changes could restrict development efforts by REMEC's customers, make REMEC's current products obsolete or increase the opportunity for additional competition. Changes in applicable domestic and international regulations could have a material adverse effect on REMEC's business, financial condition and results of operation. If REMEC manufactured products that failed to comply with such regulations, this could also have a similar material adverse effect.

    The delays inherent in this governmental approval process have in the past caused, and may in the future cause, the cancellation, postponement or rescheduling of the installation of communications systems by REMEC's customers. This in turn may have a material adverse effect on the sale of REMEC's products to such customers. In addition, the increasing demand for wireless telecommunications has exerted pressure on regulatory bodies world-wide to adopt new standards for such products. The approval of new standards generally follows extensive investigation of and deliberation over competing technologies.

GOVERNMENTAL AUDITS COULD CREATE SIGNIFICANT EXPENSES FOR REMEC

    Because of REMEC's participation in the defense industry, REMEC is subject to audit from time to time for its compliance with government regulations by various agencies, including the following:

    - the Defense Contract Audit Agency;

    - the Defense Investigative Service; and

    - the Office of Federal Control Compliance Programs.

    These and other governmental agencies may also from time to time conduct inquiries or investigations that cover a broad range of REMEC's activity. Responding to such governmental audits, inquiries or investigations may involve significant expense and divert management attention. Also, an adverse finding in any such audit, inquiry or investigation could involve penalties that could have a material adverse effect on REMEC's business, financial condition or operating results.

DEPENDENCE ON SUPPLIERS AND CONTRACT MANUFACTURERS MAY DECREASE TIMELINESS OF
  PRODUCT DELIVERY TO CUSTOMERS

    REMEC relies on contract manufacturers and suppliers, in some cases role suppliers or limited groups of suppliers, to provide it with services and materials necessary for the manufacture of its products. REMEC's reliance on contract manufacturers and on sole suppliers involves several risks. These risks include a potential inability to obtain critical materials or services and reduced control over productions costs, delivery schedules, reliability and quality of materials. Any inability to obtain timely deliveries of acceptable quality materials, or any other circumstances that would require REMEC to seek alternative contract manufacturers or suppliers, could adversely affect REMEC's ability to deliver products to its customers. This in turn would have a material adverse effect on REMEC's business, financial condition and results of operations. In addition, if costs for its contract manufacturers or suppliers increase, REMEC may suffer losses if it is unable to recover such cost increases under fixed price production commitments to its customers.

REMEC'S STOCK PRICE MAY BE VOLATILE

    The market price of REMEC Common Stock, like the stock prices of many companies in the telecommunications industry, is subject to wide fluctuations in response to a variety of factors, including:

    - actual or anticipated operating results;

    - announcements of technological innovations;

    - announcements of new products or new contracts by REMEC, its competitors or customers;

    - government regulatory action;

    - developments with respect to wireless telecommunications; and

    - general market conditions and other factors.

    In addition, the stock market has from time to time experienced significant price and volume fluctuations. These fluctuations have particularly affected the market prices for the stocks of technology companies and have often been unrelated to the operating performance of particular companies. The market price of REMEC Common Stock has been highly volatile and may continue to be highly volatile.

LACK OF PATENT PROTECTION MAY NOT PREVENT COMPETITORS FROM DEVELOPING SIMILAR
  PROPRIETARY TECHNOLOGY

    REMEC does not presently hold any significant patents applicable to its products. In order to protect its intellectual property rights, REMEC relies on a combination of trade secret, copyright and trademark laws and employee and third party nondisclosure agreements, REMEC also limits access to and distribution of proprietary information. REMEC can give no assurance that the steps it has taken to protect REMEC's intellectual property rights will be adequate to prevent misappropriation of its technology or to preclude competitors from independently developing such technology.

INFRINGEMENT CLAIMS COULD RESULT IN SUBSTANTIAL ROYALTY DAMAGES OBLIGATIONS AND
  OTHER COSTS

    If a third party were successful in a claim that one of REMEC's products infringed the third party's proprietary rights, REMEC might have to pay substantial royalties or damages or remove that product from the marketplace. REMEC might also have to expend substantial amounts in order to modify the product so that it would no longer infringe such proprietary rights. Any of these results could have a material adverse effect on REMEC's business, financial condition and results of operations. As to certain of its products, REMEC has agreed to indemnify its customers against possible claims by third parties that the products infringe their intellectual property rights. REMEC can give no assurance that, in the future, third parties will not assert infringement claims against REMEC or with respect to its products. Asserting REMEC's rights or defending against third party claims could involve substantial costs and diversion of resources and could materially and adversely affect REMEC's business, financial condition and results of operations.

ADVERSE ECONOMIC CONDITIONS IN OTHER COUNTRIES MAY AFFECT INTERNATIONAL SALES

    As of January 31, 1999, approximately 5 percent of REMEC's revenue is derived from sales to international customers. Certain of REMEC's customers may sell products into these markets. Recent adverse international economic developments could affect sales by certain of REMEC's customers into these regions which may in turn, have a material adverse effect on REMEC's business, financial condition and results of operations.

INCREASED TECHNOLOGICAL COMPETITION MAY CREATE DEPENDENCE ON KEY PERSONNEL

    REMEC depends to a great extent on the continued service of its qualified personnel in the areas of management, engineering, manufacturing, quality assurance, marketing and support. REMEC also depends on its ability to attract and retain such personnel. Competition for such personnel is intense, and REMEC can give no assurance that it will be successful in attracting or retaining such personnel. For example, REMEC believes that microwave engineers with the skills necessary to develop products for the wireless telecommunications market currently are in high demand. As a result, REMEC may not be able to attract and retain sufficient engineering expertise.

    REMEC does not have "key man" life insurance on its key executive officers. It also does not have employment or non-competition agreements with its key executive officers, except for Tao Chow (Senior Vice President), James Mongillo (Senior Vice President), Justin Miller (Vice President) and Nick Randall (Executive Vice President).

CONTROL OF REMEC BY MANAGEMENT MAY PREVENT CHANGE IN CONTROL

    REMEC's executive officers comprise five of the nine members of the Board of Directors. As a result, such persons have the ability to exercise influence over significant matters regarding the REMEC. Such a high level of influence may have a significant effect in delaying, deferring or preventing a change in control of REMEC.

YEAR 2000 COMPLIANCE MODIFICATIONS COULD DIVERT COMPANY RESOURCES AND HARM
  CUSTOMER RELATIONSHIPS

    Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years. For example "98" in some systems and products represents the year "1998". Until they are recorded to accept four-digit year entries, these systems and products will not be able to distinguish years beginning with 2000 from years beginning with 1900. These systems and products will need to be upgraded or replaced in order to comply with "Years 2000" requirements.

    REMEC believes that its internal systems either (1) already comply with Year 2000 requirements or (2) will be upgraded or replaced by December 31, 1999 without material cost or expense, in connection with previously planned changes, prior to the need to comply with Year 2000 requirements. REMEC has made an estimate of the costs of necessary Year 2000 modifications which has been estimated to be approximately $350,000. REMEC's management derived this estimate using numerous assumptions of future events, including the continued availability of certain resources and other assumptions. REMEC cannot guarantee that these estimates will be achieved, and the actual results could differ materially from those that it anticipate. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in Year 2000 compliance, the ability to locate and correct all relevant computer codes, and other factors. In addition,

REMEC can give no assurance that additional Year 2000 compliance problems will not arise in the future. Any such problems could have a material adverse effect on REMEC's business, financial condition and results of operations.

    Year 2000 issues may affect many of REMEC's customers and suppliers, and they may need to expend significant resources to modify or replace their existing systems. As a result, REMEC's customers could lack funds to purchase REMEC's products, and REMEC's suppliers could experience difficulties in producing or shipping key materials to REMEC on a timely basis or at all. This in turn could materially adversely effect REMEC's business, financial condition and results of operations.

INCREASED INTERNATIONAL MARKET PRESENCE MAY INCREASE THE MARKETING AND SALES
  COSTS OF DELIVERING PRODUCTS IN SUCH COUNTRIES

    REMEC seeks to expand its presence in international wireless telecommunications and related markets by entering into partnerships or alliances with OEMs and service providers in such countries and acquiring complementary international business. REMEC currently has had limited experience in partnering with and acquiring international entities and managing international operations. The success of REMEC's ability to increase its international market presence is dependent on a number of factors, including, but not limited to, the success of its domestic operations, level of funding, stability of its stock price, ability to produce competitive international products, attraction and retention of key employees at its international locations and its strategic objectives.

                                USE OF PROCEEDS

    REMEC will not receive any proceeds from the issuance of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution" below.

                              SELLING SHAREHOLDERS

    The following table sets forth as of the date of this Prospectus, the name of each of the Selling Shareholders, the number of shares of Common Stock that each such Selling Shareholder owns as of such date, the number of shares of Common Stock owned by each Selling Shareholder that may be offered for sale from time to time by this Prospectus, and the number of shares of Common Stock to be held by each such Selling Shareholder assuming the sale of all the Common Stock offered hereby. Except as indicated, none of the Selling Shareholders has held any position or office or had a material relationship with REMEC or any of its affiliates within the past three years other than as a result of the ownership of REMEC's Common Stock. REMEC may amend or supplement this Prospectus from time to time to update the disclosure set forth herein.

                                                      NUMBER OF            NUMBER OF          NUMBER OF SHARES
                                                     SHARES OWNED      SHARES TO BE SOLD      TO BE OWNED AFTER
                                                       PRIOR TO            UNDER THIS           COMPLETION OF
                      NAME                           OFFERING(1)           PROSPECTUS             OFFERING
------------------------------------------------  ------------------  --------------------  ---------------------
Justin Miller, Ph.D.(2).........................          85,781(3)            27,000                58,781
1256393 Ontario Limited(4)......................         110,183              110,183                     0
                                                         -------              -------                ------
                                                         195,964              137,183                58,781

------------------------

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the Shares shown as beneficially owned.

(2) Dr. Miller is the Vice President of REMEC and the President and a former shareholder of Nanowave, which was acquired by REMEC in October 1997.

(3) Consists of 300 shares of REMEC Common Stock owned by Dr. Miller in an individual retirement account, 841 shares of REMEC Common Stock owned by Dr. Miller, 57,640 shares of REMEC Common Stock issuable upon the exercise of stock options granted to Dr. Miller and 27,000 shares of REMEC Common Stock issuable upon the conversion of dividend access shares of REMEC Canada.

(4) Dr. Miller is an officer and director of 1256393 Ontario Limited and has voting and investment power over the shares of REMEC Common Stock owned by that company.

                              PLAN OF DISTRIBUTION

    This Prospectus relates to the offer and sale from time to time by the Selling Shareholders of up to 137,183 shares of REMEC's Common Stock that may be issued to the Selling Shareholders in connection with the conversion of dividend access shares of REMEC's subsidiary, REMEC Canada, into shares of REMEC's Common Stock. The dividend access shares, and rights to convert those shares into REMEC Common Stock, were issued under a Share Purchase Agreement among the Selling Shareholders, REMEC, REMEC Canada and certain other parties. REMEC is registering the offer and sale of shares of its Common Stock by the Selling Shareholders, but the registration of these shares does not necessarily mean that any or all of such shares will be offered or sold by any of the Selling Shareholders. REMEC will not receive any proceeds from the sale of the shares by the Selling Shareholders. "Selling Shareholder" includes donees, transferees and pledgees selling shares received from a named Selling Shareholder after the date of this Prospectus.

    The shares of REMEC Common Stock issued upon conversion of dividend access shares may be offered and sold at various times by the Selling Shareholders. Each of the Selling Shareholders will act independently of REMEC in making decisions with respect to these shares of Common Stock that are being registered hereby and may offer those shares of REMEC Common Stock in one or more of the following transactions:

    - on the Nasdaq National Market;

    - in the over-the-counter market;

    - in transactions other than on such exchanges or in the over-the-counter market;

    - in brokerage transactions;

    - in block trades;

    - through put or call options;

    - in privately negotiated transactions;

    - in connection with short sales of the shares of Common Stock;

    - by pledge to secure debts and other obligations;

    - in open market sales in reliance upon Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

    - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

    - in a combination of any of the above transactions.

    The Selling Shareholders may sell their shares of REMEC Common Stock issued upon conversion of dividend access shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Shareholders reserve the sole right to accept and, together with any agent of the Selling Shareholders, to reject in whole or in part any proposed purchase of the shares of REMEC Common Stock issued upon conversion of dividend access shares. The shares of REMEC Common Stock issued upon conversion of dividend access shares may be sold from time to time to purchasers directly by any of the Selling Shareholders or through underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares of REMEC Common Stock for whom they may act as an agent (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders have advised

REMEC that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of REMEC Common Stock issued upon conversion of their dividend access shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of such shares of REMEC Common Stock by the Selling Shareholders.

    The Selling Shareholders and any dealers or agents that participate in the distribution of the shares of REMEC Common Stock issued upon conversion of their dividend access shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any profit on the sale of the shares of REMEC Common Stock by them and any commissions received by any dealers or agents might be deemed to be underwriting commissions under the Securities Act. Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act. REMEC has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market. At a time any particular offer of shares of REMEC Common Stock issued upon conversion of their dividend access shares is made by a Selling Shareholder, a supplement to this Prospectus, if required, will be distributed setting forth their name and the names of any dealers or agents and any commissions and other terms constituting compensation from the Selling Shareholders and any other required information. Pursuant to an agreement with the Selling Shareholders, REMEC will pay substantially all of the expenses incident to the registration of the resale of the shares of Common Stock issuable upon conversion of their dividend access shares, estimated to be approximately $15,000. Under agreements entered into with the Selling Shareholders, they and any underwriter they may utilize will be indemnified by REMEC against certain civil liabilities, including liabilities under the Securities Act.

    REMEC has agreed with the Selling Shareholders to keep the Registration Statement of which this Prospectus is a part effective until all the dividend access shares have been converted in shares of REMEC Common Stock and all of those shares have been sold by the Selling Shareholders. The conversion of all the dividend access shares into shares of REMEC Common Stock and the sale of those shares are both expected to occur and be completed during the period from the date of effectiveness of the Registration Statement to January 31, 2008 (which period may be shortened or extended under certain circumstances). REMEC intends to de-register any of the shares of REMEC Common Stock covered by this Prospectus at the end of such period.

                      WHERE CAN YOU FIND MORE INFORMATION

    REMEC files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any materials REMEC files with the SEC at the SEC's Public Reference Rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. REMEC files information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is "http://www.sec.gov." You also may inspect copies of these materials and other information about REMEC at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC allows REMEC to "incorporate by reference" the information REMEC files with the SEC, which means that REMEC can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that REMEC will file later with the SEC will automatically update and supersede this information. REMEC incorporates by reference the documents listed below and any future filings that it will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, before the termination of the offering of the Shares under this Prospectus:

    - REMEC's Annual Report on Form 10-K/A for the year ended January 31, 1999;

    - REMEC's Quarterly Report on Form 10-Q for the first quarter ended April 30, 1999;

    - REMEC's Current Report on Form 8-K filed April 23, 1999;

    - REMEC's Proxy Statement for its Annual Meeting of Shareholders held on June 4, 1999; and

    - The description of REMEC's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on December 13, 1995.

    You may request a copy of these filings, at no cost, by writing or telephoning REMEC at the following address:

           REMEC, Inc.
           9404 Chesapeake Drive
           San Diego, California 92123
           Phone: (619)560-1301
           Attention: Investor Relations

    This Prospectus is part of a Registration Statement that REMEC has filed with the SEC. This Prospectus does not contain all of the information included in the Registration Statement. REMEC has omitted certain parts of the Registration Statement in accordance with the rules and regulations of the SEC. For further information, REMEC refers you to the registration statement, including its exhibits and schedules. REMEC has authorized no one to provide you with any information that differs from that contained in this Prospectus. Accordingly, you should not rely on any information that is not contained in this Prospectus. The Selling Shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus or any supplement to this Prospectus.

                                 LEGAL MATTERS

    The validity of the shares of Common Stock offered hereby will be passed upon by Heller Ehrman White & McAuliffe, Los Angeles, California, counsel to REMEC.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited REMEC's consolidated financial statements and schedule included in REMEC's Annual Report on Form 10-K/A for the year ended January 31, 1999, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the Registration Statement. The reports of Ernst & Young LLP on the 1999 and 1998 financial statements are based in part on the report of Arthur Andersen, independent auditors. The report of Ernst & Young LLP on the 1997 financial statements are based in part on the reports of Binder Hamlyn, independent auditors, Ireland San Filippo, LLP, independent auditors, and Bray, Beck & Koetter, independent auditors. REMEC's consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    REMEC HAS NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT IS NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY SUCH UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR OFFER TO BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF
            , 1999.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Statements................................................    2
Risk Factors..............................................................    2
Use of Proceeds...........................................................   12
Selling Shareholders......................................................   12
Plan of Distribution......................................................   13
Where Can You Find More Information.......................................   14
Legal Matters.............................................................   15
Experts...................................................................   15

                                 137,183 SHARES

                                     REMEC

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    REMEC will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee...............................................  $     651
Legal fees and expenses............................................      9,500
Accounting fees and expenses.......................................      3,500
Miscellaneous expenses.............................................      1,349
                                                                     ---------
    Total..........................................................  $  15,000
                                                                     ---------
                                                                     ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 317 of the General Corporation Law of California. Articles Fifth and Sixth of the Registrant's Amended and Restated Articles of Incorporation provide as follows:

        "FIFTH: The liability of directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

        "SIXTH: This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this Corporation and its shareholders through bylaw provisions, or through agreements with the agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Code."

    In addition, Article V of the Registrant's By-laws provides that the Registrant shall indemnify its directors and executive officers to the fullest extent not prohibited by California General Corporation Law and provides for the advancement of expenses upon a receipt of an undertaking to repay such amounts if the person is determined ultimately not to be entitled to indemnification.

    The Registrant has entered into Indemnification Agreements with its officers and directors.

ITEM 16. EXHIBITS.

 EXHIBIT
  NUMBER     EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
       5.1   Opinion of Heller Ehrman White & McAuliffe.

      23.1   Consent of Ernst & Young LLP, Independent Auditors.

      23.2   Consent of Ireland San Filippo, LLP, Independent Public Accountants.

      23.3   Consent of Bray, Beck & Koetter, Independent Public Accountants.

      23.4   Consent of Arthur Andersen, Independent Auditors

      23.5   Consent of Binder Hamlyn, Independent Auditors

      23.6   Consent of Counsel (included in Exhibit 5.1).

      24.1   Power of Attorney (included on page II-4).

ITEM 17. UNDERTAKINGS.

    A. UNDERTAKING PURSUANT TO RULE 415.
The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act");

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs A(l)(i) and A(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

    B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  UNDERTAKING IN RESPECT OF INDEMNIFICATION.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, REMEC, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on July 23, 1999.

                                REMEC, INC.

                                By:            /s/ RONALD E. RAGLAND
                                     -----------------------------------------
                                                 Ronald E. Ragland
                                     CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                                      OFFICER

                               POWERS OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Ronald E. Ragland, Errol Ekaireb and Michael McDonald his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
    /s/ RONALD E. RAGLAND         Chief Executive Officer
------------------------------    (Principal Executive         July 23, 1999
      Ronald E. Ragland           Officer)

      /s/ ERROL EKAIREB
------------------------------  President, Chief Operating     July 23, 1999
        Errol Ekaireb             Officer and Director

                                Executive Vice President,
      /s/ JACK A. GILES           President of REMEC
------------------------------    Microwave, Inc. and          July 23, 1999
        Jack A. Giles             Director

          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

       /s/ DENNY MORGAN         Senior Vice President,
------------------------------    Chief Engineer and           July 23, 1999
         Denny Morgan             Director

      /s/ JOSEPH T. LEE
------------------------------  Executive Vice President       July 23, 1999
        Joseph T. Lee             and Director

                                Senior Vice President,
     /s/ MICHAEL MCDONALD         Chief Financial Officer
------------------------------    and Secretary (Principal     July 23, 1999
       Michael McDonald           Financial and Accounting
                                  Officer)

      /s/ ANDRE R. HORN
------------------------------  Director                       July 23, 1999
        Andre R. Horn

     /s/ JEFFREY M. NASH
------------------------------  Director                       July 23, 1999
       Jeffrey M. Nash

    /s/ THOMAS A. CORCORAN
------------------------------  Director                       July 23, 1999
      Thomas A. Corcoran

     /s/ WILLIAM H. GIBBS
------------------------------  Director                       July 23, 1999
       William H. Gibbs

                                 EXHIBIT INDEX

                                                                                                       SEQUENTIALLY
 EXHIBIT NO.                                        DESCRIPTION                                       NUMBERED PAGES
-------------  -------------------------------------------------------------------------------------  ---------------
       5.1     Opinion of Heller Ehrman White & McAuliffe.
      23.1     Consent of Ernst & Young LLP, Independent Auditors.
      23.2     Consent of Ireland San Filippo, LLP, Independent Public Accountants.
      23.3     Consent of Bray, Beck & Koetter, Independent Public Accountants
      23.4     Consent of Arthur Andersen, Independent, Auditors
      23.5     Consent of Binder Hamlyn, Independent Auditors
      23.6     Consent of Counsel (included in Exhibit 5.1).
      24.1     Power of Attorney (included on page II-4).